UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                                 August 18, 2008
                ________________________________________________
                Date of Report (Date of earliest event reported)


                           URANIUM INTERNATIONAL CORP.
             ______________________________________________________
             (Exact name of registrant as specified in its charter)


          Nevada                        000-52660                 20-1769847
_______________________________   ________________________   ___________________
(State or other jurisdiction of   (Commission File Number)      (IRS Employer
         incorporation)                                      Identification No.)


       10475 Park Meadows Drive, Suite 600
               Lone Tree, Colorado                                 80124
     ________________________________________                    __________
     (Address of principal executive offices)                    (Zip Code)


                                 (720) 279-2377
               __________________________________________________
               Registrant's telephone number, including area code


                                 Not Applicable
          _____________________________________________________________
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective on August 18, 2008, the Board of Directors (the "Board") of Uranium International Corp., a Nevada corporation (the "Company") accepted the resignation of Henry M. Fowlds as the Chief Financial Officer/Treasurer. Mr. Fowlds retains his position as a member of the Board of Directors of the Company. On the same date, the Board accepted the consent of William D. Thomas to act as the Chief Financial Officer/Treasurer and a director of the Company.

BIOGRAPHY

William David Thomas has thirty years of experience in the finance and accounting areas for the natural resource sector. Currently, Mr. Thomas is also the chief financial officer and a member of the board of directors of Mainland Resources, Inc., a Nevada corporation that trades on the OTC Bulletin Board. Mr. Thomas has held various successive management positions with Kerr McGee Corporation's China operations based in Beijing, China, ending in 2004 with his final position as business sirector of business services. For a brief period after leaving Kerr McGee, Mr. Thomas acted as a self-practitioner in the accounting and finance field. In July 2007 he took on the role of chief financial officer for two public resource companies: Hana Mining Inc. and NWT Uranium Corp. Recently, Mr. Thomas resigned from NWT Uranium Corp., but will continue to serve as chief financial officer for Hana Mining Inc.

Mr. Thomas was previously general manager (1999-2002), and finance and administration manager (1996-1999) of Kerr McGee's China operations. While in China, Mr. Thomas was responsible for finance including Sarbanes Oxley reporting, budgeting, treasury, procurement,taxation, marketing, insurance and business development, including commercial negotiations with the Chinese partner, China National Offshore Oil Co (CNOOC) and other Chinese and joint venture partners. Mr. Thomas focused heavily on supporting exploration and development operations for three operated blocks in Bohai Bay, as well as evaluation and negotiation of new venture blocks in East China Sea and the South China Sea. He was also responsible for the liaison with CNOOC and other Chinese oil companies, Kerr McGee US management and joint venture partners, where his main focus was to ensure cost effective and timely achievement of various approved work programs and budgets. He was also Chief Representative for Kerr McGee on the Joint Management Committee (JMC).

Mr. Thomas previously worked as manager of fixed asset accounting for Kerr McGee Corporation's US operations (1996), as finance director of Kerr McGee's UK operations based in London/Aberdeen (1992-1996), and Kerr McGee's Canadian operations in Calgary, Alberta, Canada (1984-1992), including the predecessor company, Maxus Canada Ltd, which was acquired by Kerr McGee Ltd. Over the course of his career, he has been involved in all aspects of managing accounting, budgeting, human resources, administration,insurance, taxation and other business support aspects surrounding gas properties for Kerr McGee.

Mr. Thomas was responsible to ensure compliance with COPAS, SEC, FASB and international accounting regulations. He participated on a team that developed the Oracle accounting system application to the Kerr McGee's worldwide operations. He was most notably involved in Kerr McGee's initial entry into both China and the UK North Sea - starts ups of local and expatriate personnel that eventually developed into core areas (over $1 billion), including the first operated offshore oil fields in China (CFD 1-1) and the UK (Gryphon). In his early career Mr. Thomas also held senior management positions in the finance divisions of Norcen Energy Ltd of Calgary, Alberta (1981-1984), Dennison Mines Ltd of Ontario Canada (1978-1981) and Algoma Steel Corporation of Sault Ste Marie, Ontario, Canada (1977). He was also a Senior Auditor for the accounting firm, Coopers & Lybrand in Toronto, Canada (1975-1977).


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Mr. Thomas attained his Chartered  Accountant (CA) designation from the Canadian
Institute of Chartered Accountants in 1977. He holds an Honors Bachelor of Commerce and Finance from the University of Toronto, Ontario, Canada.

As of the date of this Current Report, the Company has agreed with Mr. Thomas to enter into a one-year contract, which is currently being memoralized in writing. The Company has granted 750,000 Stock Options exercisable into 750,000 shares of the Company's restricted common stock at $3.00 per share.

SECTION 9.  FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

    Not applicable.

(b) PRO FORMA FINANCIAL INFORMATION.

    Not applicable.

(c) SHELL COMPANY TRANSACTION.

    Not applicable.

(d) EXHIBITS.

    Not applicable.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 URANIUM INTERNATIONAL CORP.


DATE: August 18, 2008

                                 /s/ MAREK KRECZMER
                                 ________________________________________
                                 Name:  Marek Kreczmer
                                 Title: President/Chief Executive Officer





















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